Exhibit 99.1

April 22, 2005

NOTICE

RE: COMPLETION OF CBOT® RESTRUCTURING TRANSACTIONS

The CBOT restructuring transactions, which were approved by membership vote on April 14, 2005, were completed on April 22, 2005.

As a result of the restructuring transactions, and as described in the proxy statement and prospectus distributed to members in connection with the April 14th vote, CBOT members have received:

•	shares of Class A common stock of CBOT Holdings, Inc. (“CBOT Holdings”); and

•	one of the five series of Class B memberships in the CBOT subsidiary that corresponds to the class of CBOT membership (Full, Associate, GIM, IDEM or COM) that was held immediately prior to restructuring.

Initial account statements evidencing share ownership of Class A common stock of CBOT Holdings will be sent to stockholders in the near future. These account statements will be issued by ComputerShare Investor Services LLC, the transfer agent and initial registrar for the Class A common stock of CBOT Holdings. Additional contact information for ComputerShare Investor Services LLC also will be available shortly.

/s/ Paul J. Draths
Paul J. Draths Vice President and Secretary